                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CITADEL HOLDING CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:



                              [End of Cover Page]

                                     LOGO
                        OF CITADEL HOLDING CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 25, 1995

To the Stockholders:

  The 1995 Annual Meeting of Stockholders (the "Annual Meeting") of Citadel Holding Corporation, a Delaware corporation ("Citadel"), will be held at the Biltmore Hotel, 506 S. Grand Avenue, Los Angeles, California on July 25, 1995, at 10:00 a.m. local time, subject to adjournment or postponement, for the following purposes:

    1. To elect five directors to the Board of Directors of Citadel (the "Board of Directors") to serve until the 1996 annual meeting of stockholders; and

    2. To transact such other business as may properly come before the Annual Meeting.

  Only holders of record of the voting stock of Citadel on June 28th, 1995 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date or (ii) by voting in person at the Annual Meeting. Citadel shall make available for examination at its principal executive offices located at 550 S. Hope St., Suite 1825, Los Angeles, California 90071, at least ten days prior to the date of the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ S. Craig Tompkins

                                          S. CRAIG TOMPKINS
                                          Corporate Secretary

Los Angeles, California
July 5, 1995

                            YOUR VOTE IS IMPORTANT.

   TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                          CITADEL HOLDING CORPORATION

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 25, 1995

                              GENERAL INFORMATION

  This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board" or the "Board of Directors") of Citadel Holding Corporation, a Delaware corporation ("Citadel" and, collectively with its subsidiaries, the "Company"), of proxies for use at the 1995 Annual Meeting of Stockholders of Citadel (the "Annual Meeting") scheduled to be held at the time and place for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Shares represented by properly executed proxies received by Citadel will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, FOR each of the nominees for director as identified on such card and FOR each of the other proposals on such card. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgments with respect to any other matters that may properly come before the Annual Meeting.

  Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of Citadel, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

  The mailing address of the principal executive offices of Citadel is 550 S. Hope St., Suite 1825, Los Angeles, California 90071, and its telephone number is (213) 239-0540. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is July 6, 1995.

RECORD DATE AND VOTING

  Only stockholders of record on June 28, 1995 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 6,003,924 shares of Citadel common stock, par value $.01 per share ("Common Stock"), and 1,329,114 shares of Citadel 3% Cumulative Voting Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock," and together with the Common Stock, the "Voting Stock"). Each share of Voting Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

  The holders of the majority of the outstanding shares of Citadel Voting Stock, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but which have not been voted for a specific proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality of the votes of the shares of Citadel Voting Stock present in person or represented by proxy at the Annual Meeting.

  With regard to Proposal 1 (election of directors), votes may either be cast in favor of the nominees named herein or be withheld. Votes withheld will not be counted towards a nominee's achievement of a plurality.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  At the Annual Meeting, stockholders of Citadel will be asked to vote on the election of five directors. The five nominees receiving the highest number of votes at the Annual Meeting will be elected directors of Citadel.

To fill these five board positions, the enclosed proxy, unless indicated to the contrary, will be voted FOR the nominees listed below (the "Board Nominees") and on the enclosed proxy card. All directors elected at the Annual Meeting will be elected to one-year terms and will serve until the 1996 annual meeting of stockholders and until their successors have been duly elected and qualified.

  Set forth below are the names of the persons nominated by the Board of Directors for election as directors at the Annual Meeting. Your proxy, unless otherwise indicated, will be voted FOR Messrs. Cotter, Gould, Simon, Tompkins and Villasenor. For a description of each nominee's principal occupation and business experience during the last 5 years and present directorships, please see "Directors," below.

                                                                        FIRST
                                                                        BECAME
          NAME          AGE            CURRENT OCCUPATION              DIRECTOR
          ----          ---            ------------------              --------
 James J. Cotter         55 Chairman of the Board of Citadel,            1986
                            Chairman of the Board of Craig
                            Corporation, and Chairman of the Board
                            of Reading Company

 William D. Gould        56 Attorney and Member, Troy & Gould            1995
                            Professional Corporation; Director of
                            Craig Corporation

 S. Craig Tompkins       44 Secretary/Treasurer and Principal            1993
                            Accounting Officer of Citadel, Vice
                            Chairman of the Board of Citadel,
                            President and Director of Craig
                            Corporation, President and Director of
                            Reading Company, and Director of G&L
                            Realty Corp.

 Ronald I. Simon         56 Private Investor/Financial Consultant;       1995
                            Chairman of Sonat Corporation

 Alfred Villasenor, Jr.  65 President of Unisure Insurance Services,     1987
                            Inc.

  Set forth below is certain information concerning the principal occupation and business experience of each of the individuals named above during the past five years.

  Mr. Cotter was first elected to the Board in 1986, and resigned in 1988. He was re-elected to the Board in June 1991, named Acting Chairman of the Board of Directors of Citadel and Fidelity Federal Bank, a Federal Savings Bank ("Fidelity") in October 1991, and named Chairman of the Board of Citadel on June 5, 1992. Mr. Cotter has been Chairman of the Board of Craig Corporation ("Craig Corporation") (retail, grocery, motion picture exhibition and real estate) since 1988 and a director of that company since 1985. He is also the Executive Vice President and a director of The Decurion Corporation (motion picture exhibition). Mr. Cotter began his association with The Decurion Corporation in 1969. Mr. Cotter has been the Chief Executive Officer and a director of Townhouse Cinemas Corporation (motion picture exhibition) since 1987. Mr. Cotter is the General Partner of James J. Cotter, Ltd., a general partner in Hecco Ventures I, a California General Partnership and a general partner in Hecco Ventures II, a California General Partnership (Hecco I and Hecco II are involved in investment activities), and has been a director of Stater Bros., Inc. (retail grocery) since 1987. Mr. Cotter has served as a director of Reading Company (motion picture exhibition and real estate) since 1990 and as the Chairman of the Board of that company since 1991. Craig Corporation owns approximately 47% of Reading Company and 50% of Stater Bros., Inc. Mr. Cotter is also the owner and until October 1992 was the President and a director of Cecelia Packing (citrus grower and packer).

  Mr. Gould is a member of the law practice of Troy & Gould Professional Corporation specializing in corporate law and was previously a partner in the law firm of O'Melveny & Myers (1964-1986). He is currently a Director of Craig Corporation.

  Mr. Simon is a financial consultant and private investor. He is currently Chairman of Sonat Corporation, a manufacturer of interactive voice response equipment and was a Director of Reading Company from 1990 to June 1995. Formerly, Mr. Simon was the Managing Director of the Henley Group, Inc., and a Director of Craig Corporation from 1987-1990.

  Mr. Tompkins was a partner of Gibson Dunn & Crutcher until March 1993 when he resigned to become President of each of Craig Corporation and Reading Company. Mr. Tompkins has served as a Director of each of Craig Corporation and Reading Company since February 1993. Mr. Tompkins was elected to the Board of Directors of G&L Realty Corp., a New York Stock Exchange listed real estate investment trust, in December of 1993, and was elected Vice Chairman of the Board of Citadel in July of 1994. Mr. Tompkins also serves as the Secretary/Treasurer and Principal Accounting Officer for Citadel.

  Mr. Villasenor is the President and the owner of Unisure Insurance Services, Incorporated, a corporation which has specialized in life, business life and group health insurance for over 30 years. Mr. Villasenor served on the Board of Directors of ELAR, a reinsurance company from 1990 to 1991. Mr. Villasenor served as a director of Gateway Investments, Inc. (a wholly owned subsidiary of Fidelity) from June 22, 1993 until February 24, 1995.

  Citadel has been advised by each nominee named in this Proxy Statement that he is willing to be named as such herein and is willing to serve as a director if elected. However, if any of the nominees should be unable to serve as a director, the enclosed proxy will be voted in favor of the remainder of those nominees not opposed by the stockholder on such proxy and may be voted for a substitute nominee selected by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED
ABOVE.

  On May 26, 1995, the Board of Directors increased the size of the Board of Directors from 5 members to 7 members. At such time, the Board of Directors appointed William D. Gould and Ronald I. Simon to fill the vacancies on the seven member Board. Steve Wesson and Peter W. Geiger, current members of the Board, have decided not to stand for re-election to the Board. The size of the Board will automatically decrease from seven members to five effective immediately prior to the commencement of the Annual Meeting.

                            SOLICITATION OF PROXIES

  The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by Citadel. Following the mailing of this Proxy Statement, directors, officers and regular employees of Citadel may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Voting Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by Citadel for their reasonable charges and expenses in connection therewith.

  In addition, Citadel has retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies. D.F. King may solicit proxies by mail, telephone, telegraph and personal solicitation, and will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Voting Stock of record to forward proxy soliciting material to the beneficial owners of such shares. Citadel has agreed to pay D.F. King $3,000 plus out-of-pocket expenses.

                RESTRUCTURING AND RECAPITALIZATION TRANSACTION

  On August 4, 1994, Citadel completed a restructuring and recapitalization transaction (the "Restructuring and Recapitalization Transaction"), as a result of which its interest in Fidelity was reduced from 100% to approximately 16.2% and Fidelity was recapitalized with approximately $109 million in new capital. Incident to the Restructuring and Recapitalization Transaction, Citadel's Board of Directors was reduced from eight to five directors.

  Also incident to the Restructuring and Recapitalization Transaction, all officers of Citadel other than Ms. Heidi Wulfe (Senior Vice President, Controller and Chief Accounting Officer) resigned and were replaced by Mr. Wesson. Ms. Wulfe continued to serve as an officer of Citadel only through the completion of the Company's report on form 10-Q for the quarter ended June 30, 1994 (the "June 10-Q"), and upon the filing of the June 10-Q, Ms. Wulfe resigned and continues to serve in her position as the Senior Vice President, Controller and Chief Accounting Officer of Fidelity. To the extent that contracts existed between the former officers and Citadel, such contracts were terminated as of the effectiveness of the Restructuring and Recapitalization Transaction, and Citadel has no further obligations thereunder. In August 1994, Mr. Tompkins was appointed to act as the Company's Principal Accounting Officer, Treasurer and Secretary.

  Since all of the Company's health, medical, bonus and retirement plans were maintained by Fidelity and not by Citadel, the obligations of Citadel under such plans also were terminated effective as of the effectiveness of the Restructuring and Recapitalization Transaction. Accordingly, as of the date of this Proxy Statement, Citadel has no health, medical, bonus or retirement plans.

  While this Proxy Statement includes information pertaining to the compensation of executive officers and directors for the year ended December 31, 1994 as required by federal proxy disclosure regulations, this material is of limited materiality, since the executive and board structure of Citadel and the compensation paid to executive officers and directors has been significantly reduced since the Restructuring and Recapitalization Transaction.

                       DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

  The officers of Citadel currently include Steve Wesson and S. Craig Tompkins. Following the Restructuring and Recapitalization Transaction, all executive officers of Citadel except Ms. Wulfe resigned. Those officers who were identified as executive officers of Citadel due to their status as executive officers of Fidelity either continued with Fidelity or resigned following the effectiveness of the Restructuring and Recapitalization Transaction. Ms. Wulfe continued to serve as a Senior Vice President and as the Controller and Chief Accounting Officer of Citadel, until her resignation from those positions following the filing of the June 10-Q on or about August 22, 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

  Citadel has historically maintained standing Audit, Executive, Nominating and Compensation and Stock Option Committees. Following the Restructuring and Recapitalization Transaction, the Board of Directors determined to reduce its standing committees to an Executive Committee (comprised of Messrs. Cotter (Chairman), Wesson and Tompkins), Audit Committee (comprised of Messrs. Geiger (Chairman) and Villasenor), and a Conflicts Committee (comprised of Messrs. Villasenor (Chairman) and Geiger). The Conflicts Committee is chartered to consider and make recommendations with respect to all matters as to which one or more other directors may have conflicts of interest.

  The Audit Committee held six (6) meetings during 1994. The Audit Committee's responsibilities are generally to assist the Board in fulfilling its legal and fiduciary responsibilities relating to accounting, audit and reporting policies and practices of Citadel and its subsidiaries. The Audit Committee also, among other things, recommends to the Board the engagement of the Company's independent accountants; monitors and reviews the quality and activities of the Company's independent accountants; and, monitors the adequacy of the Company's operating and internal controls as reported by management and the independent accountants.

MEETINGS OF THE BOARD OF DIRECTORS

  During 1994, there were thirty-two (32) meetings of the Board of Directors of Citadel. All directors attended at least 75% of the meetings of the Board of Directors, after the election of such individual to the Board.

COMPENSATION OF DIRECTORS

  Prior to August 4, 1994, nonemployee directors were paid fees in the amount of a $23,000 annual retainer plus $1,000 for each board meeting and $850 for each committee meeting attended in person (or $300 in the case of telephonic meetings). In addition, Mr. Villasenor was paid $850 quarterly for his attendance at the Fidelity CRA Committee meetings. Committee chairmen who were not Citadel or Fidelity employees received an additional $2,500 per year. For directors who fail to attend a meeting (unless excused for illness), the attendance fee for the ensuing 12 meetings was reduced by $100 per meeting. Failure to attend two or more meetings reduced the attendance fee by $250 per meeting for the ensuing 12 meetings. In connection with the Restructuring and Recapitalization Transaction, Citadel adopted a revised board fee schedule to provide as follows: Non-employee Directors (which include all directors other than Mr. Wesson) receive an annual retainer of $10,000. Directors receive no additional compensation for serving as committee chairmen, or for attending regularly scheduled monthly meetings, but receive $1,000 for attendance at any special board meetings and $850 for attendance at any committee meetings. Directors receive $350 for participation in any telephonic special Board or committee meetings. The Chairman's retainer has been reduced to $45,000 and continues to be in lieu of any other retainers or attendance fees. The Secretary/Treasurer and Principal Accounting Officer is paid a total annual retainer as a director of $35,000 in addition to his attendance fees.

                            EXECUTIVE COMPENSATION

  The federal proxy disclosure regulations require Citadel to disclose certain specific information with respect to executive compensation in this Proxy Statement. As discussed above, much of this information is of limited materiality due to the changes which have occurred in conjunction with the Restructuring and Recapitalization Transaction.

SUMMARY COMPENSATION TABLE

  The Summary Compensation Table sets forth the compensation earned during the year ended December 31, 1994 by the following persons:

    (i) Steve Wesson, Chief Executive Officer at December 31, 1994, and Richard M. Greenwood, Chief Executive Officer from January 1, 1994 to August 4, 1994, in accordance with Regulation S-K, Item 402(a)(3)(i); and

    (ii) Frederick N. Bailard, Senior Vice President from January 1, 1994 to February 2, 1994, and Walter H. Morris, Jr., Executive Vice President from January 1, 1994 to March 18, 1994, in accordance with Regulation S-K, Item 402(a)(3)(iii).

                                                                          LONG TERM
                                      ANNUAL COMPENSATION                COMPENSATION
                             ------------------------------------------- ------------
                                                                          SECURITIES
                                                                          UNDERLYING
                                                              OTHER         STOCK
                                                             ANNUAL        OPTIONS     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR     SALARY   BONUS     COMPENSATION(1)   GRANTED    COMPENSATION
- ---------------------------  ----    -------- -------    --------------- ------------ ------------
Steve Wesson.............    1994(2) $ 70,564 $25,000                       33,000      $  5,564
 President and Chief         1993         n/a     n/a            n/a           n/a           n/a
 Executive Officer           1992         n/a     n/a            n/a           n/a           n/a
Richard M. Greenwood.....    1994(3) $242,231 $              $                   0      $
 President and Chief         1993    $376,846 $50,000        $              20,000      $
 Executive Officer           1992    $209,173 $              $25,986(4)          0      $
Frederick N. Bailard.....    1994(5) $ 24,926 $     0              0             0      $145,000(6)
 Senior Vice President       1993    $132,692 $ 5,000(7)     $     0             0      $  1,171
                             1992    $ 45,673 $              $                   0      $      0
Walter H. Morris, Jr.....    1994(8) $ 53,305 $     0        $     0             0      $115,000(9)
 Executive Vice President    1993    $178,500 $ 5,000        $     0             0      $      0
 Chief Lending Officer       1992    $ 87,500 $     0        $     0             0      $      0

- --------
(1) Excludes perquisites if the aggregate amount thereof is less than $50,000, or 10% of salary plus bonus, if less.
(2) Includes compensation received as President and Chief Executive Officer of Citadel from August 5, 1994 to December 31, 1994.
(3) Includes compensation received as President and Chief Executive Officer of Citadel and Fidelity from January 1, 1994 to August 4, 1994.
(4) When Mr. Greenwood was hired on June 3, 1992, Citadel and Fidelity agreed to make him an interest free loan of $240,000. The loan was not funded until October 27, 1992. The amount shown includes $8,965 to compensate Mr. Greenwood for the late funding of the loan, $1,353 in imputed interest on the loan, $3,000 worth of the tax preparation services, an automobile allowance of $11,690, premiums on an excess group life insurance policy in the amount of $819, and miscellaneous other benefits.
(5) Includes compensation received as Senior Vice President of Citadel from January 1, 1994 to February 2, 1994.
(6) Severance bonus paid prior to August 4, 1994.
(7) Discretionary bonus paid for individual performance.
(8) Includes compensation received as Executive Vice President and Chief Lending Officer of Citadel from January 1, 1994 to March 18, 1994.
(9) Severance bonus paid prior to August 4, 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIALLY REALIZABLE VALUE
                                                                             AT ASSUMED ANNUAL RATES
                                                                           OF STOCK PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                        FOR OPTION TERM
                         ------------------------------------------------ -----------------------------
                                       PERCENT OF
                          NUMBER OF      TOTAL
                          SECURITIES  OPTIONS/SARS
                          UNDERLYING   GRANTED TO
                         OPTIONS/SARS EMPLOYEES IN EXERCISE OR EXPIRATION       5%            10%
          NAME             GRANTED    FISCAL YEAR  BASE PRICE     DATE       $ /SHARE       $ /SHARE
          ----           ------------ ------------ ----------- ---------- -------------- --------------
Steve Wesson............    33,000        100%        $2.69       2004    $      55,925  $      141,144
Richard M. Greenwood....         0          0             0          0                0               0
Frederick N. Bailard....         0          0             0          0                0               0
Walter H. Morris, Jr....         0          0             0          0                0               0

   AGGREGATED OPTION/SAR IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR
                                    VALUES

                                                          NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                              OPTIONS/SARS               OPTION/SARS
                         SHARES ACQUIRED     VALUE            AT FY-END (#)             AT FY-END (#)
          NAME           ON EXERCISE (#)  REALIZED ($)  EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ---------------  ------------  ------------------------- -------------------------
Steve Wesson............       N/A            N/A             11,000/22,000                  0(1)
Richard M. Greenwood....       N/A            N/A                  20,000/0                  0(2)
Frederick N. Bailard....         0              0                         0                  0
Walter H. Morris, Jr. ..         0              0                         0                  0

- --------
(1) None of the options held by Mr. Wesson are in-the-money.
(2) None of the options held by Mr. Greenwood are in-the-money.

                   RETIREMENT INCOME (DEFINED BENEFIT) PLAN

  Citadel, prior to the Restructuring and Recapitalization Transaction, maintained a Retirement Income Plan which was a qualified, non-contributory defined benefit retirement plan. The Retirement Plan provided for monthly retirement payments or an actuarially equivalent lump sum to or on behalf of each covered employee or beneficiary upon retirement at age 65 or upon early retirement (i.e. the attainment of age 55 and the completion of 10 years of service) and, under certain circumstances, upon disability, death or other termination of employment, based upon the employee's average monthly compensation and the aggregate number of years of service.

  The following table illustrates approximate annual benefits payable at normal retirement age for various combinations of service and compensation:

                                                       YEARS OF SERVICE
AVERAGE FINAL                                 ----------------------------------
COMPENSATION                                    15     20     25     30     35
- -------------                                 ------ ------ ------ ------ ------
$ 50,000..................................... 11,302 15,069 18,836 22,603 26,370
$100,000..................................... 24,427 32,569 40,711 48,853 56,995
$150,000..................................... 37,552 50,069 62,586 75,103 87,620
$200,000..................................... 37,552 50,069 62,586 75,103 87,620
$250,000..................................... 37,552 50,069 62,586 75,103 87,620
$300,000..................................... 37,552 50,069 62,586 75,103 87,620
$350,000..................................... 37,552 50,069 62,586 75,103 87,620
$400,000..................................... 37,552 50,069 62,586 75,103 87,620

  Compensation under the Retirement Income Plan included all regular pay, excluding overtime, commissions and bonuses, limited by IRC 401(a) (17) compensation limit ($150,000 for 1994). The benefit amounts listed above were computed on a 10-year certain and life basis, which is the normal form under the plan.

  The approximate years of credited service as of December 31, 1994 for each of the named executive officers are as follows:

                     NAME                      SERVICE
                     ----                      -------
             Richard M. Greenwood............. 1 year

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

  Citadel and Steve Wesson entered into an Executive Employment Agreement, effective as of August 4, 1994 (the "Employment Agreement"). The term of the Employment Agreement is two years and is automatically renewed for subsequent one year terms unless either party gives notice of non-renewal. Mr. Wesson is paid an annual salary of $175,000 and a minimum annual bonus of $50,000. Pursuant to the Employment Agreement, in October 1994. Wesson was granted options to purchase 33,000 shares of Common Stock of Citadel.

  Richard M. Greenwood, Citadel and Fidelity entered into a three-year employment agreement as of June 3, 1992, his date of hire. The agreement provided for compensation during the first twelve months at the rate of $365,000 per year, increasing to $385,000 for the second twelve months and $415,000 for the third twelve months and $415,000 for the third twelve months. Mr. Greenwood resigned from his positions at Citadel as of August 4, 1994.

  On June 27, 1990 the Board authorized Citadel to enter into indemnity agreements with its then current as well as future directors and officers. Since that time, Citadel's officers and directors have entered such agreements. Under these agreements, Citadel agrees to indemnify its officers and directors against all expenses, liabilities and losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, to which any such officer or director is a party or is threatened to be made a party, in any manner, based upon, arising from, relating to or by reason of the fact that he is, was, shall be or shall have been an officer or director, employee, agent or fiduciary of Citadel. Each of the current Citadel Directors have entered into indemnity agreements with Citadel. Similar agreements also exist between Citadel's subsidiaries and the officers and directors of such subsidiaries.

COMPENSATION COMMITTEE

  From January 1, 1994 to August 4, 1994, Mr. James J. Cotter, Mr. Mel Goldsmith and Mr. Alfred Villasenor, Jr. served as members of the Compensation Committee of Citadel. During this period, Mr. Greenwood served in an advisory capacity to the Compensation Committee of Citadel.

  As of August 4, 1994, Citadel dissolved the Compensation Committee and the entire Board of Directors took responsibility for the compensation decisions. It is currently Citadel's policy that directors whose compensation is at issue are not involved in the discussion of, or voting on, such compensation.

  Mr. Wesson and Mr. Tompkins are the executive officers of Citadel. In accordance with Citadel's policy on executive officer compensation, Mr. Wesson and Mr. Tompkins are not involved in the discussion of, or voting on, their respective compensation. Mr. Tompkins receives no compensation for his services as an executive officer, but receives director's fees.

  Mr. Tompkins is President and a director of Craig Corporation and Reading Corporation. Mr. Cotter is the Chairman of the Board of Craig Corporation. Mr. Cotter is a member of the Reading Executive Committee, which serves as the compensation committee for that company. Mr. Cotter and Mr. Tompkins are members of the Craig Compensation Committee.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

 Administration, Philosophy

  From January 1, 1994 to August 4, 1994, the compensation program was administered by the Compensation Committee of the Board of Directors. Following review and approval by the Compensation Committee, all issues pertaining to employment-related contracts were submitted to the full Board of Directors for approval.

  From January 1, 1994 to August 4, 1994, it was the philosophy of the Committee and Citadel to provide Citadel executives with total compensation (cash and non-cash) opportunities competitive with the market to attract and retain the caliber of executive talent capable of creating and leading a successful financial services company. The market used to establish competitive averages was obtained through published survey data and custom surveys conducted by Citadel or a third party. Information regarding this market includes the OTS Peer Group as defined in the Performance Graph provided below.

  From January 1, 1994 to August 4, 1994, executive compensation plans in use included base salary, annual incentive, limited use of stock options, and certain executive benefits and perquisites. Other executive compensation programs used in the past included a Supplemental Executive Retirement Plan ("SERP") and Split Dollar Life Insurance. Of the executive officers incumbent during this period, only Godfrey Evans (the General Counsel of Fidelity and, during such period, Citadel) participated in the SERP, which was suspended as of February 28, 1994.

  Since August 4, 1994, Mr. Wesson has been the sole executive officer of Citadel who has received compensation for his services as an executive officer. It is currently Citadel's intent to provide its executive officers with total compensation (cash and non-cash) opportunities competitive with the market to attract and retain the caliber of executive talent capable of creating and leading a successful company.

  In light of the financial position of Citadel in late 1994, Mr. Wesson was awarded the minimum annual bonus under his Employment Agreement.

  Members of the Board of Directors:

             James J. Cotter    Steve Wesson
             S. Craig Tompkins  Alfred Villasenor, Jr.
             Peter W. Geiger

  As noted above, Mr. Wesson does not participate in proceedings regarding his personal compensation.

  The report of the Board of Directors with respect to executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG CITADEL, S&P 500 INDEX AND ADJUSTED OTS PEER GROUP A*

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Exchange Act, except to the extent Citadel specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

  The graph below comprises the cumulative total return of Citadel, the S&P Index and the Adjusted OTS Peer Group A (Bay View Capital, Coast Savings, Downey Savings, San Francisco Federal Corporation and Union Federal Financial Corporation). Peer group returns have been weighted by market capitalization of the individual peers. This peer group was selected due to the fact that, through August 4, 1994, Citadel was primarily engaged in the savings and loan business.

                        [PERFORMANCE GRAPH APPEARS HERE]

                     MEASUREMENT
                        FT--       FYE      FYE      FYE      FYE      FYE
                      12/31/89   12/31/90 12/31/91 12/31/92 12/31/93 12/31/94
- -----------------------------------------------------------------------------
  Citadel Holding       $100      $45.71  $ 42.57  $ 45.71  $ 26.86  $  5.71
- -----------------------------------------------------------------------------
  S&P 500 Index         $100      $96.88  $126.42  $136.08  $149.80  $151.70
- -----------------------------------------------------------------------------
  Adjusted OTS Peer
   Group A Index        $100      $49.38  $ 66.95  $ 82.32  $107.99  $ 91.84

- --------
* Assumes $100 invested on December 31, 1989 in Citadel Common Stock, S&P 500 Index and the Adjusted OTS Peer Group A.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth the shares of Common Stock, Preferred Stock and Voting Stock owned as of April 28, 1995 by (i) each director and nominee,
(ii) all directors and executive officers as a group, and (iii) each person known to Citadel to be the beneficial owner of more than 5% of either the Common Stock or the Preferred Stock. Except as noted, the indicated beneficial owner of the shares has sole voting power and sole investment power.

NAME AND ADDRESS OF                  AMOUNT AND NATURE
BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP        PERCENT OF CLASS
- -------------------               -----------------------        ----------------
James J. Cotter(1)(4)(6)          1,333,012 shares of Common     20.0% of Common Stock and
                                  Stock and 1,329,114 shares     33.3% of Voting Stock
                                  of Preferred Stock

Steve Wesson(4)                   11,000 shares of Common                    *
                                  Stock(2)

Peter W. Geiger(4)                                                           *

Alfred Villasenor, Jr.(4)         900 shares of Common Stock                 *

S. Craig Tompkins(4)                          --                             --

Ronald I. Simon(4)

William D. Gould(4)

Craig Corporation(1)(4)           1,333,012 shares of Common     20.0% of Common Stock and
                                  Stock and 1,329,114 shares     33.3% of Voting Stock
                                  of Preferred Stock

Lawndale Capital                  468,200 shares of Common       7.8% of Common Stock and
 Management, Inc., Andrew         Stock(3)                       6.4% of Voting Stock(3)
 E. Shapiro,
 Diamond A Partners,
 L.P., and Diamond A
 Investors, L.P.
 One Sansome Street,
 Suite 3900 San
 Francisco, California
 94104(3)

All directors and                 1,344,912 shares of Common     20.2% of Common Stock and
 executive officers as a          Stock and 1,329,114 shares     33.4% of Voting Stock
 Group (5 persons)(1)             of Preferred Stock

- --------
(1) Mr. Cotter is the Chairman and a principal stockholder of Craig Corporation. Craig Corporation beneficially owns 1,333,012 shares of Common Stock (calculated inclusive of a presently exercisable warrant to acquire 660,000 shares of Common Stock at $3.00 per share) and 1,329,114 shares of Preferred Stock. Mr. Cotter disclaims beneficial ownership of these shares.
(2) In October 1994, Citadel granted Mr. Wesson options to purchase 33,000 shares of Common Stock. The option has vested with respect to 11,000 shares, and will vest as to 11,000 shares on each of August 4, 1995 and 1996.
(3) Based on Schedule 13D dated October 30, 1994.
(4) 550 S. Hope St., Ste. 1825, Los Angeles, California 90071
 * Represents less than one percent of the outstanding shares of Citadel Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Issuance of Stock to Craig Corporation

  In October and November 1994, Citadel issued 74,300 shares of Common Stock and 1,329,114 shares of 3% Cumulative Voting Convertible Preferred Stock to Craig Corporation. James J. Cotter, Chairman of the Board of Citadel, was, at the time of such issuances, and currently is, the Chairman of the Board and a major stockholder of Craig Corporation. S. Craig Tompkins, Secretary/Treasurer and Principal Accounting Officer of Citadel, was, at the time of such issuances, and currently is, the President and a director of Craig Corporation.

 Settlement with Dillon and issuance of warrant to Craig Corporation

  On April 3, 1995, Citadel, Craig Corporation and Roderick K. Dillon and certain of his affiliates ("Dillon") entered into agreements to settle outstanding litigation between such parties. At the time of such settlement, Dillon was the beneficial owner of over 5% of the outstanding Common Stock of Citadel. In connection with the settlement, Citadel issued to Craig Corporation a two-year warrant to purchase at $3.00 per share 666,000 shares of Common Stock of Citadel that had been tendered to Citadel by Dillon.

 Loan to Richard M. Greenwood

  Upon the hiring of Richard M. Greenwood by Citadel and Fidelity in June 1992, Citadel agreed to fund an interest free loan to Mr. Greenwood in the amount of $240,000 to replace a similar loan with Mr. Greenwood's prior employer. The loan began to accrue interest at 9% on February 4, 1995. To date, the approximate outstanding balance of such loan is $249,000.

          CITADEL'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche have been the independent certified public accountants for Fidelity since 1976 and for Citadel since 1983 and have been selected by Citadel to continue to serve as the accountants for Citadel for 1995. Representatives of Deloitte & Touche will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to questions.

                            STOCKHOLDERS' PROPOSALS

  Any stockholder of Citadel wishing to submit a proposal for inclusion in the Proxy Statement relating to the Company's 1996 annual meeting of stockholders must deliver such proposal to the Company at its principal office on or before not less than 120 days in advance of the date of this Proxy. The Board of Directors will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposal will be included in its 1996 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 1996 annual meeting of stockholders, who has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

                                 OTHER MATTERS

  At the time of preparation of this Proxy Statement, the Board of Directors of Citadel was not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

                          FILING OF ANNUAL STATEMENTS

  Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, officer and directors of Citadel and persons who beneficially own more than 10% of a registered class of Citadel's equity securities are required to file with the Securities and Exchange Commission and the American Stock Exchange and furnish to Citadel reports of ownership and changes in ownership of all classes of Citadel's equity securities.

  Based solely upon a review of forms 3 and 4 and amendments thereto furnished to Citadel during 1994, Citadel understands that Steve Wesson failed to file on a timely basis a report required by Section 16(a) of the Exchange Act. Mr. Wesson was appointed as a director and officer of Citadel in August 1994. Mr. Wesson was required to file a Form 3 within ten days of such appointment. Mr. Wesson filed his Form 3 on March 22, 1995.

                                          By order of the Board of Directors,

                                          /s/ S. Craig Tompkins

                                          S. Craig Tompkins
                                          Corporate Secretary

Los Angeles, California
July 5, 1995

  PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

  If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote your shares. Accordingly, please contact the person responsible for your account and give instructions for your shares to be voted.

  IF YOU HAVE ANY QUESTIONS, OR HAVE ANY DIFFICULTY VOTING YOUR SHARES, PLEASE CONTACT D.F. KING & CO., INC. BY CALLING 1-800-207-2014.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PROXY
                          CITADEL HOLDING CORPORATION
               FOR ANNUAL MEETING OF STOCKHOLDERS--JULY 25, 1995

  The undersigned stockholder of Citadel Holding Corporation, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company and the accompanying Proxy Statement, each dated July 5, and the undersigned hereby revokes all prior proxies and hereby constitutes and appoints James J. Cotter, Steve Wesson and S. Craig Tompkins, and each of them (each with full power of substitution and with full power to act without the others and, if two or more of them act hereunder, by action of a majority of them), the proxies of the undersigned, to represent the undersigned and to vote all the shares of voting stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held July 25, 1995 at 10:00 a.m. (Los Angeles time) at the Biltmore Hotel, 506 S. Grand Avenue, Los Angeles, California, and at any adjournment or postponement thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; WHERE NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES IN THE MATTERS DESCRIBED IN PROPOSAL 2.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1:

1. ELECTION OF DIRECTORS.
     [_] FOR all nominees listed below      [_] WITHHOLD AUTHORITY to
         (except as marked to the contrary      vote for all nominees listed
         below)                                 below

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

    James J. Cotter  William D. Gould  S. Craig Tompkins  Ronald I. Simon
                            Alfred Villasenor, Jr.

- -------------------------------------------------------------------------------

2. IN THE PROXIES' DISCRETION TO VOTE UPON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTER THAT WILL BE PRESENTED FOR ACTION AT THE MEETING.

(PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.)

                                             Dated: ____________________ , 1995

                                             ----------------------------------
                                                        Signature(s)

                                             ----------------------------------
                                                        Signature(s)

                                             Please sign exactly as name ap-
                                             pears hereon. If the stock is
                                             registered in the name of two or
                                             more persons, each should sign.
                                             When signing as an executor, ad-
                                             ministrator, trustee, guardian,
                                             attorney, or corporate officer,
                                             please add your full title as
                                             such.

                                             COMMENTS: (Change of address)

                                             ----------------------------------
                                             ----------------------------------
                                             ----------------------------------